COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS SERIES TRUST II

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

COLUMBIA FUNDS VARIABLE SERIES TRUST II

COLUMBIA ETF TRUST

COLUMBIA ETF TRUST I

COLUMBIA ETF TRUST II

(each a “Registrant”)

POWER OF ATTORNEY

Each of the undersigned, as trustees of the above listed investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940 with the Securities and Exchange Commission, constitutes and appoints Michael G. Clarke, Scott R. Plummer, Christopher O. Petersen, Paul B. Goucher, Michael E. DeFao, Ryan C. Larrenaga, Joseph D’Alessandro, Megan E. Garcy, Robert M. Kurucza and George M. Silfen, each individually, his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or resubstitution, in any and all capacities, including without limitation in the undersigned’s capacity as a trustee of each Registrant, in the furtherance of the business and affairs of each Registrant: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, the Investment Company Act of 1940, the Securities Exchange Act of 1934 (together the “Acts”) and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of each Registrant’s Registration Statement regarding the registration of each Registrant or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC; and (ii) to execute any and all federal, state or foreign regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Registrant. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not be revoked with respect to any undersigned trustee by any subsequent power of attorney the undersigned may execute unless such subsequent power of attorney specifically refers to this Power of Attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney (and unless otherwise required by a provision of law that cannot be waived). This Power of Attorney shall terminate automatically with respect to a Registrant if the undersigned ceases to hold the above-referenced office of the Registrant.

Dated the 2nd day of February, 2017

/s/ George S. Batejan	Trustee
George S. Batejan

/s/ Kathleen A. Blatz	Trustee
Kathleen A. Blatz

/s/ Edward J. Boudreau, Jr.	Trustee
Edward J. Boudreau, Jr.

/s/ Pamela G. Carlton	Trustee
Pamela G. Carlton

/s/ William P. Carmichael	Trustee
William P. Carmichael

/s/ Patricia M. Flynn	Trustee
Patricia M. Flynn

/s/ William A. Hawkins	Trustee
William A. Hawkins

/s/ Catherine James Paglia	Trustee
Catherine James Paglia

/s/ Anthony M. Santomero	Trustee
Anthony M. Santomero

/s/ Minor M. Shaw	Trustee
Minor M. Shaw

/s/ John G. Taft	Trustee
John G. Taft

/s/ Alison Taunton-Rigby	Trustee
Alison Taunton-Rigby

/s/ William F. Truscott	Trustee
William F. Truscott